Exhibit 10.1

Execution Copy

AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of December 10, 2015 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors”),  the “Lenders” party to the Loan Agreement referenced below (“Lenders”), and BANK OF AMERICA, N.A., in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 21, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers, Guarantors, Lenders and Agent desire to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Amendments to Section 1.1 of the Loan Agreement.  Section 1.1 of the Loan Agreement is hereby amended as follows:

(a)                                 The definition of “Applicable Margin” set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

“Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined for the most recently ended Fiscal Quarter:

Level	Average Quarterly Availability	Base Rate Revolver Loans	LIBOR Revolver Loans	Base Rate FILO Loans	LIBOR FILO Loans	Base Rate Term Loans	LIBOR Term Loans
I	> $22,000,000	0.50%	2.00%	2.75%	4.25%	2.75%	4.25%
II	< $22,000,000 but > $16,000,000	0.75%	2.25%	2.75%	4.25%	2.75%	4.25%
III	< $16,000,000	1.00%	2.50%	2.75%	4.25%	2.75%	4.25%

Until January 3, 2016, margins for Revolver Loans shall be determined as if Level III were applicable.  Thereafter, the margins for Revolver Loans shall be determined based upon Average Quarterly Availability for each Fiscal Quarter as determined by Agent based upon the Borrowing Base Certificates delivered pursuant to Section 8.1 during such Fiscal Quarter, which determination shall be effective on the first day of the calendar month after receipt by Agent of the Borrowing Base Certificate for the last week in such Fiscal Quarter.  If any financial statement, Borrowing Base Certificate or Compliance Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the margins for Revolver Loans shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Notwithstanding the foregoing, (i) in the event that the Leverage Ratio as of the end of (A) the Fiscal Quarter ending January 2, 2016 or the Fiscal Quarter ending April 2, 2016 is less than or equal to 5.00 to 1.00 but greater than 3.50 to 1.00, (B) the Fiscal Quarter ending July 2, 2016 is less than or equal to 4.75 to 1.00 but greater than 3.50 to 1.00, (C) the Fiscal Quarter ending October 1, 2016 is less than or equal to 4.50 to 1.00 but greater than 3.50 to 1.00, (D) any of the Fiscal Quarters ending December 31, 2016, April 1, 2017, July 1, 2017 or September 30, 2017 is less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00, or (E) any Fiscal Quarter ending on or after December 30, 2017 is less than or equal to 3.75 to 1.00 but greater than 3.50 to 1.00, in each case, as demonstrated by the Compliance Certificate delivered to Agent pursuant to Section 10.1.2(d) with respect to such Fiscal Quarter, then during the period commencing on the fifth Business Day after Agent’s receipt of such certificate and continuing until the fifth Business Day after Agent’s receipt of a Compliance Certificate in respect of any subsequent Fiscal Quarter demonstrating that the Leverage Ratio is greater than the relevant Leverage Ratio set forth in the foregoing clauses (A) through (E) for Fiscal Quarter then most recently ended, the margins for Base Rate Revolver Loans and LIBOR Revolver Loans shall each be reduced by 25 basis points from the amounts set forth in the table above, and (ii) in the event that the Leverage Ratio as of the end of any Fiscal Quarter (commencing with the Fiscal Quarter Ending January 2, 2016) is less than or equal to 3.50 to 1.00, as demonstrated by the Compliance Certificate delivered to Agent pursuant to Section 10.1.2(d) with respect to such Fiscal Quarter, then during the period commencing on the fifth Business Day after Agent’s receipt of such certificate and continuing until the fifth Business Day after Agent’s receipt of a Compliance Certificate in respect of any subsequent Fiscal Quarter demonstrating that the Leverage Ratio is greater than 3.50 to 1.00, the margins for Base Rate Revolver Loans and LIBOR Revolver Loans shall each be reduced by 50 basis points from the amounts set forth in the table above; provided that each of the foregoing reductions shall automatically cease to be in effect if any Event of Default has occurred and is continuing; provided, further that if any calculation of Leverage Ratio is at any time restated or otherwise revised or if the information set forth in any Compliance Certificate otherwise proves to be false or incorrect such that the Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default, arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any such applicable periods and shall be due and payable on demand.”

(b)                                 The definition of “EBITDA” set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting clause (b)(xii) of such definition in its entirety and replacing such clause with the following:

“(xii) fees and expenses of advisors and independent consultants retained by Obligors; provided, that the aggregate amount of such fees and expenses added back to EBITDA pursuant to this clause (b)(xii) shall not exceed (A) $1,500,000 in the aggregate for the period of four consecutive Fiscal Quarters ending October 1, 2016, and (B) $250,000 for any Fiscal Quarter ending on or after December 31, 2016;”

3.                                      Amendment to Section 10.3.2 of the Loan Agreement.  Section 10.3.2 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

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“10.3.2                                Maximum Leverage Ratio.  As of the end of each Fiscal Quarter, maintain a Leverage Ratio of not greater than the ratio set forth below opposite such Fiscal Quarter:

Four Fiscal Quarters Ending	Maximum Leverage Ratio
January 2, 2016	6.00 to 1.00
April 2, 2016	6.00 to 1.00
July 2, 2016	5.75 to 1.00
October 1, 2016	5.50 to 1.00
December 31, 2016	5.25 to 1.00
April 1, 2017	5.00 to 1.00
July 1, 2017	4.75 to 1.00
September 30, 2017	4.25 to 1.00
December 30, 2017 and thereafter	3.75 to 1.00

4.                                      Amendment to Section 11.1(n) of the Loan Agreement.  Section 11.1(n) of the Loan Agreement is hereby amended and restated in its entirety, as follows:

“(n)                           Reserved.”

5.                                      No Default; Representations and Warranties, Etc.  Obligors hereby represent, warrant and confirm that: (a) all representations and warranties of Obligors in the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date); (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by Obligors of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of Obligors (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Obligor or any term or provision of any material indenture, agreement or other instrument binding on any Obligor or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

6.                                      Ratification and Confirmation.  Obligors hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, Obligors hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and Obligors hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

7.                                      Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent:

(a)                                 Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and Obligors.

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(b)                                 Borrowers shall have paid to Agent, for the account of each Lender (including Bank of America, N.A., in its capacity as a Lender) that executes and delivers to Agent by 3:00 p.m. New York City time on December 7, 2015 a counterpart to this Amendment (each such Lender, an “Approving Lender”), an amendment fee in an amount equal to ten (10) basis points multiplied by such Approving Lender’s Commitment.

(c)                                  Borrowers shall have paid all other fees and amounts due and payable to Agent and its legal counsel in connection with the Loan Agreement, this Amendment and the other Loan Documents, including, (i) the fees payable pursuant to that certain Amendment Fee Letter dated as of the date hereof between Borrowers and Agent, and (ii) to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Loan Agreement.

8.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)                                 This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ William Mote
Name: William Mote
Title: CFO

SUMMER INFANT (USA), INC.

By:	/s/ William Mote
Name: William Mote
Title: CFO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ William Mote
Name: William Mote
Title: CFO

SUMMER INFANT EUROPE LIMITED

By:	/s/ William Mote
Name: William Mote
Title: CFO

[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]

AGENT

BANK OF AMERICA, N.A., as Agent

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]

LENDER

BANK OF AMERICA, N.A., as Lender

By	/s/ Cynthia G. Stannard
Name: Cynthia G. Stannard
Title: Senior Vice President

[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]

LENDER

CITIZENS BUSINESS CAPITAL,
A DIVISION OF CITIZENS ASSET FINANCE, INC., as Lender

By	/s/ Alex D’Alessandro
Name: Alex D’Alessandro
Title: SVP

[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]

LENDER

FIRST NIAGARA COMMERCIAL FINANCE, INC., A WHOLLY-OWNED SUBSIDIARY OF FIRST NIAGARA BANK, N.A., as Lender

By	/s/ Alice Harris
Name: Alice Harris
Title: Vice President

[Signature Page to Amendment to Amended and Restated Loan and Security Agreement]